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                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made as of April 22, 2002 between ANTENOR FUND, LLC, BEAUMONT FUND, LLC, CURAN FUND, LLC, Delaware limited liability companies ("Antenor", "Beaumont", "Curan", and collectively "the Funds"), and PROSPERO CAPITAL MANAGEMENT, LLC ("the Adviser"), a Delaware limited liability company registered as an investment manager under the Investment Advisers Act of 1940, as amended.

         WHEREAS, the Funds are registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company and desires to retain the Adviser as investment adviser to furnish certain investment advisory and portfolio management services to the Funds, and the Adviser is willing to furnish these services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Funds hereby appoint the Adviser as investment adviser of the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts this appointment and agrees to render the services herein set forth, for the compensation herein described.

         2. Duties as Investment Adviser.

         (a) Subject to the supervision of the Funds' Board of Directors ("the Board"), the Adviser will have full discretion and authority (i) to manage the assets and liabilities of the Funds and (ii) to manage the day-to-day business and affairs of the Funds. In furtherance of and subject to the foregoing, the Adviser will have full power and authority on behalf of the Funds, among other matters:

      (1) to purchase, sell, exchange, trade and otherwise deal in and with securities and other property of the Funds and to loan securities of the Funds;

      (2) to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Funds on such terms as the Adviser considers appropriate, and to grant limited discretionary authorization to such persons with respect to price, time and other terms of investment and trading transactions, subject to Paragraph 2(b);

      (3) to borrow from banks or other financial institutions and to pledge Fund assets as collateral therefor, to trade on margin, to exercise or refrain from exercising all rights regarding the Funds' investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to the Funds' investors (the "Members") with respect to repurchases of interests in the Funds ("Interests") and the payment of Fund expenses, including those relating to the organization and registration of the Funds;

      (4) to call and conduct meetings of Members at the Funds' principal office or elsewhere as it may determine and to assist the Board in calling and conducting meetings of the Board;

      (5) to engage and terminate such attorneys, accountants and other professional advisers and consultants as the Adviser may deem necessary or advisable in connection with the affairs of the Funds or as may be directed by the Board;

      (6) to engage and terminate the services of persons to assist the Adviser in providing, or to provide under the Adviser's control and supervision, advice and management to the Funds at the expense of the Adviser and to terminate such services;

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      (7) as directed by the Board, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Funds or any assets of the Funds;

      (8) if directed by the Board, to arrange for the purchase of (A) one or more "key man" insurance policies on the life of any principal of a member of the Adviser, the benefits of which are payable to the Funds, or (B) any insurance covering the potential liabilities of the Funds or relating to the performance of the Board or the Adviser, or any of their principals, directors, officers, members, employees and agents; and

      (9) to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in such activities and transactions as are, in the opinion of the Adviser, necessary and appropriate for the conduct of the business of the Funds without the act, vote or approval of any other Members or person.

         (b) The Adviser, in its discretion, may use brokers who provide the Funds with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Funds, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser's good faith determination that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Funds and its other clients and that the total commissions paid by the Funds will be reasonable in relation to the benefits to the Funds over the long term. Whenever the Adviser simultaneously places orders to purchase or sell the same security on behalf of the Funds and one or more other accounts advised by the Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Funds recognize that in some cases this procedure may adversely affect the results obtained for the Funds.

         (c) The Funds hereby authorize the Adviser and any entity or person associated with the Adviser which is a member of a national securities exchange to effect any transaction on such exchange for the account of the Funds, which transaction is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder, and the Funds hereby consent to the retention of compensation by the Adviser or any person or entity associated with the Adviser.

         3. Services Not Exclusive. The services furnished by the Adviser hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser or its affiliates, who also may be a Director, officer or employee of the Funds, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

         4. Expenses.

(a) During the term of this Agreement, the Funds will bear all expenses incurred in the business of the Funds other than those not specifically assumed by the Adviser and other service providers pursuant to their agreements with the Funds. Expenses to be borne by the Funds will include, but are not limited to, the following:

      (1) all costs and expenses directly related to portfolio transactions and positions for each Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, shareholder servicing fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends;

      (2) all costs and expenses associated with the organization, operation and registration of the Funds, certain offering costs and the costs of compliance with any applicable Federal or state laws;

      (3) the costs and expenses of holding any meetings of any Members that are regularly scheduled, permitted ( or required to be held under the terms of each Fund's Limited Liability Company Agreement (the "LLC Agreement"), the 1940 Act or other applicable law;
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      (4)   the fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Funds;

      (5) the costs of a fidelity bond and any liability insurance obtained on behalf of the Funds, the Adviser or its affiliates or the Directors;

      (6) all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

      (7) all expenses of computing each Fund's net asset value, including any equipment or services obtained ( for the purpose of valuing each Fund's investment portfolio, including appraisal and valuation services provided by third parties;

      (8) all charges for equipment or services used for communications between the Funds and any custodian, or other agent engaged by the Funds;

      (9) the fees of custodians and other persons providing administrative services to the Funds; and

      (10) such other types of expenses as may be approved from time to time by the Board.

(b) The payment or assumption by the Adviser of any expenses of the Funds that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Funds on any subsequent occasion.

         5. Compensation. As full compensation for the services provided to the Funds and the expenses assumed by the Adviser under this Agreement, the Adviser shall be entitled to be the Special Advisory Member of each Fund pursuant to the terms of each Fund's LLC Agreement and to receive an incentive allocation in accordance with the terms and conditions of Section [5.8] of the LLC Agreement. In addition, the Funds will pay the Adviser a quarterly fee at an annual rate of 1.50% of the Funds' net assets for the month, excluding assets attributable to the Special Advisory Account.

         6. Limitation of Liability of the Adviser. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds or any Members in connection with the matters to which this Agreement relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee, or agent of the Adviser or its affiliates, who may be or become an officer, Director, employee or agent of the Funds, shall be deemed, when rendering services to the Funds or acting with respect to any business of the Funds, to be rendering such service to or acting solely for the Funds and not as an officer, director, employee, or agent or one under the control or direction of the Adviser even though compensated by it.

         7. Indemnification.

         (a) The Funds will indemnify the Adviser and its affiliates, and each of their members, directors, officers and employees and any of their affiliated persons, executors, heirs, assigns, successors or other legal representatives (each an "Indemnified Person") against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties in respect of the Funds, except those resulting from the willful malfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, "disabling conduct"). Indemnification shall be made following:
(i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a review of the facts and reached by (A) the vote of a majority of the Directors who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Board in a written advice, that the Indemnified Person is entitled to indemnification hereunder. The Funds shall advance to an Indemnified Person reasonable attorney fees and other costs and expenses incurred in connection with defense of any action or proceeding arising out of such performance or non-performance. The Adviser agrees, and each other Indemnified Person will be required to agree as a condition to any such advance, that if one of the foregoing parties receives any such advance, the party will reimburse the Funds for such fees, costs and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this Paragraph 7. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

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         (b) Notwithstanding any of the foregoing, the provisions of this
Paragraph 7 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Paragraph 7 to the fullest extent permitted by law.

         8. Duration and Termination.

         (a) This Agreement will become effective on the date the Funds commence investment operations, provided that this Agreement will not take effect unless it has first been approved (i) by a vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by vote of a majority of the outstanding voting securities of the Funds.

         (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date the Funds commence investment operations. Thereafter, if not terminated, this Agreement shall continue automatically for successive one-year periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Funds.

         (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the Funds' outstanding voting securities on 60 days' written notice to the Adviser or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Funds. This Agreement will automatically terminate in the event of its assignment.

         9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         10. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Ohio, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Ohio conflict with the applicable provisions of the 1940 Act, the latter shall control.

         11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "national securities exchange," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

                                  [ANTENOR FUND, LLC]
                                  [BEAUMONT FUND, LLC]
                                  [CURAN FUND, LLC]


                                  By: ________________________________________


                                  PROSPERO CAPITAL MANAGEMENT, LLC


                                  By: ________________________________________